UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 17, 2009

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
  (State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

  (817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2009, the Board of Directors of the Company, upon the recommendation of the Corporate Governance and Nominating Committee, approved and adopted amendments to the Company’s Bylaws.  The following description is a summary of the material amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws of XTO Energy Inc., filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

In addition to various clarifying and conforming amendments, the Bylaws were amended in the following respects:

The Bylaws were amended to provide that, in an uncontested election, each director will be elected by the vote of the majority of votes cast with respect to that director’s election, and that, in a contested election, each director will be elected by a plurality of votes cast.  For purposes of the election of directors, a majority of the votes cast means the number of votes for that nominee exceeds the number of votes cast against that nominee (with abstentions and broker nonvotes not counted as a vote cast either for or against that director’s election).  In a contested election, the number of nominees for director exceeds the number of directors to be elected.  Prior to the amendment, directors were elected by a majority of shares eligible to vote, and that standard applied in the case of both contested and uncontested elections.

In addition, the advance notice requirements for director nominations and for stockholder proposals (other than those subject to Rule 14a-8 under the Securities Exchange Act of 1934) at an annual meeting of stockholders have been revised to require that stockholders seeking to nominate individuals for election as directors or make proposals provide additional information to the Company.  In particular, the revisions require disclosure of all forms of ownership and other interests in the Company’s securities, including without limitation, derivative positions, and all other relationships, agreements, and understandings relating to the matter, the Company and its securities.  The Company may also require such additional information as the Company may reasonably determine.

Item 8.01.       Other Events.

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors took two additional actions on February 17, 2009:

The Board of Directors, in connection with the amendments to the Bylaws relating to the majority vote for the election of directors, also amended the Company’s Corporate Governance Guidelines to provide that an incumbent director may become a nominee for further service on the Board only if the incumbent director submits an irrevocable resignation that is contingent on not receiving a majority of the votes cast in an uncontested election and the Board’s acceptance of such resignation.  If the incumbent director does not receive a majority of the votes cast in an uncontested election, the Corporate Governance and Nominating Committee will recommend to the Board whether to accept or reject the resignation or whether other action should be taken.  The Board will decide whether to accept or reject the resignation, and make a public disclosure of its decision, including the rationale behind its decision if the resignation is rejected, within 90 days following the certification of election results.

The Board of Directors, subject to approval and adoption by the stockholders of the Company at the 2009 annual meeting of stockholders, also approved and adopted amendments to the Bylaws to declassify the Board in stages over the upcoming two years.  If approved and adopted by the stockholders, the Board will cease to be classified, and all directors will be elected annually, commencing with the election of directors at the annual meeting of stockholders to be held in 2011.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

3.1	Amended and Restated Bylaws of XTO Energy Inc. as of February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: February 23, 2009	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

3.1 Amended and Restated Bylaws of XTO Energy Inc. as of February 17, 2009